Exhibit 10.2

***Certain identified information has been omitted from this exhibit in accordance with the rules of the Securities and Exchange Commission because it is both (i) not material to investors and (ii) information that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[…***…]”) in this exhibit***

SEELOS THERAPEUTICS, INC.

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made and entered into as of November 24, 2021, by and between Seelos Therapeutics, Inc., a corporation organized under the laws of the State of Nevada, U.S.A. (the “Company”), and iX Biopharma Europe Limited, a private company formed under the laws of Ireland (the “Purchaser”).

Recitals

Whereas, the Company and the Purchaser are parties to that certain Exclusive License Agreement, dated as of even date hereof (as may be amended or restated from time to time, the “License Agreement”) pursuant to which, among other things, the Purchaser granted to the Company certain exclusive rights and licenses to certain of the Purchaser’s technology;

Whereas, in partial consideration for the grant to the Company of certain exclusive rights and licenses to certain of the Purchaser’s technology pursuant to the License Agreement, the Company agreed under the License Agreement to issue to the Purchaser an aggregate of 2,570,266 shares (the “Shares”) of Common Stock, par value US$0.001 per share, of the Company (“Common Stock”); and

Whereas, in satisfaction of the Company’s obligation to issue shares of Common Stock to the Purchaser pursuant to the License Agreement, the Company desires to issue and sell the Shares to the Purchaser, and the Purchaser desires to purchase the Shares, in each case on the terms and conditions set forth herein.

Agreement

Now, Therefore, in consideration of the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Agreement To Sell And Purchase.

1.1           Authorization of Shares. The Company has authorized the sale and issuance of the Shares to the Purchaser.

1.2           Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined below), the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, the Shares in consideration for the Purchaser providing the Company with certain exclusive rights and licenses to certain of the Purchaser’s technology pursuant to the License Agreement.

2.                  Closing, Delivery And Payment.

2.1           Closing. The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place on the date of this Agreement remotely, or at such other time or place as the Company and the Purchaser may mutually agree, upon the physical or electronic exchange among the parties and their counsel of all documents and deliverables required under this Agreement (such date is hereinafter referred to as the “Closing Date”).

1

2.2           Delivery. The Company will issue to the Purchaser the Shares, registered in the name of the Purchaser, by no later than four (4) business days after the Closing Date.

3.                  Registration.

3.1           Resale Registration Statement. As soon as reasonably practicable following the issuance of the Shares, but in any event within thirty (30) days following the issuance of the Shares, the Company shall file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 or Form S-3 pursuant to Rule 415 (the “Resale Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which all of the Shares and a number of additional shares of Common Stock (either on the initial filing or by supplement or amendment thereto) shall be registered to enable the public resale on a delayed or continuous basis of the Shares and Additional Shares by the Purchaser. The Company shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective under the Securities Act as soon as reasonably practicable.

3.2           Registration Statement Questionnaire. The Purchaser shall provide the Company with a completed and executed stockholder questionnaire in the form attached hereto as Exhibit A within ten (10) days of the date of this Agreement (the “Questionnaire”). Notwithstanding anything to the contrary contained in this Agreement, if the Purchaser has not returned a completed and executed Questionnaire within thirty (30) days following the issuance of the Shares, the Company shall not be obligated to file the Resale Registration Statement in accordance with Section 3.1 until the date that is 10 days after the date the Purchaser delivers the completed and executed Questionnaire to the Company.

4.                  Representations And Warranties Of The Company.

The Company hereby represents and warrants to the Purchaser, as of the date of this Agreement and as of the Closing Date, as set forth below.

4.1           Organization, Good Standing and Qualification. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing (if a good standing concept exists in such jurisdiction) in every jurisdiction in which the ownership of its property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company or its business.

4.2           Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered, will be the valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3           Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement, and the issuance and sale of the Shares pursuant to this Agreement, will not, with or without the passage of time or giving of notice, result in any such violation,

2

or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

4.4           Offering Valid. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 5.4, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

4.5           SEC Reports; Internal Controls and Procedures; Financial Statements.

(a)               The Company has filed with the SEC all statements, reports, schedules, forms and other documents required to be filed by the Company with the SEC since January 1, 2020 on a timely basis or has received a valid extension of such time of filing and has filed any such documents prior to the expiration of any such extension (the foregoing, collectively, the “Company Reports”). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) each of the Company Reports (i) was accurate and complete; (ii) complied as to form with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (as the case may be) and the applicable rules and regulations of the SEC thereunder; and (iii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)               The consolidated financial statements (including any related notes) contained or incorporated by reference in the Company Reports (as amended prior to the date of this Agreement): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly presented, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby. No financial statements of any entity other than the Company and its consolidated subsidiaries are required by GAAP to be included in the consolidated financial statements of the Company. With respect to the financial statements (including any related notes) contained or incorporated by reference in the Company Reports, there have been no deficiencies or weaknesses identified in writing by the Company or the Company’s independent auditors (whether current or former) in the design or operation of internal controls of financial reporting utilized by the Company and its consolidated subsidiaries that would have a material adverse effect.

(c)                Except as disclosed in the Company Reports, none of the Company or any of its consolidated subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations (i) that were incurred after

3

December 31, 2020 in the ordinary course of business consistent with past practice, (ii) that were set forth on the Company financial statements for the year ended December 31, 2020, (iii) that were incurred in connection with this Agreement and the License Agreement and the transactions contemplated thereby, or (iv) that would not reasonably be expected to result in a material adverse effect.

4.6           Current Reports. With a view to making available to the Purchaser the benefits of any rule or regulation of the SEC that may at any time permit the Purchaser to sell securities of the Company to the public without registration, the Company shall: (a) make and keep available adequate current public information; and (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

5.                  Representations And Warranties Of The Purchaser.

The Purchaser hereby represents and warrants to the Company as follows, as of the date of this Agreement and as of the Closing Date (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

5.1           Organization and Qualification. The Purchaser is an entity duly organized and validly existing in good standing under the laws of its jurisdiction of formation.

5.2           Requisite Power and Authority. The Purchaser has all requisite power and authority to execute and deliver this Agreement and to carry out the provisions of this Agreement. All action on the Purchaser’s part required for the lawful execution, delivery and performance of this Agreement has been taken. Upon its execution and delivery, this Agreement will be the valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.3           No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of the Purchaser, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party; or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (a) and (b) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform the Purchaser’s obligations hereunder.

5.4           Investment Representations. The Purchaser understands that the Shares have not been and, except as contemplated in Section 3, will not be, registered under the Securities Act. The Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in this Agreement. The Purchaser hereby represents and warrants as follows:

(a)               The Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities of companies in a similar stage of development as the Company so that the Purchaser is capable of evaluating the merits and risks of the Purchaser’s investment in the Company and has the capacity to protect the Purchaser’s own

4

interests. The Purchaser can bear the economic risk of this investment indefinitely. The Purchaser understands that, except as contemplated in Section 3, the Company has no present intention of registering the Shares or any shares of its capital stock. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

(b)               Acquisition for Own Account. The Purchaser is acquiring the Shares for the Purchaser’s own account for investment only, not as a nominee or agent and not with a view towards their resale or distribution. The Purchaser has no present intent of selling, granting any participation in, or otherwise distributing the Shares. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

(c)                The Purchaser Can Protect the Purchaser’s Interest. The Purchaser represents that by reason of the Purchaser’s, or of the Purchaser’s management’s, business or financial experience, the Purchaser has the capacity to protect the Purchaser’s own interests in connection with the transactions contemplated in this Agreement. Neither the Purchaser nor any of the Purchaser’s officers, directors, employees, agents, stockholders or partners (i) has either directly or indirectly, including through a broker or finder, engaged in any general solicitation, (ii) has either directly or indirectly, including through a broker or finder, published any advertisement in connection with the offer and sale of the Shares, or (iii) is aware of any publication of any advertisement in connection with the transactions contemplated in this Agreement.

(d)               Accredited Investor. The Purchaser represents that the Purchaser is an accredited investor within the meaning of Regulation D under the Securities Act.

(e)                Company Information. The Purchaser has received all the information the Purchaser considers necessary or appropriate for deciding whether to purchase the Shares. The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Purchaser has also had the opportunity to ask questions of, receive answers from and obtain additional information from (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) the Company and its management regarding the terms and conditions of this investment.

(f)                 Rule 144. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser acknowledges and agrees that the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

5

(g)               Residence. The office of the Purchaser in which the Purchaser’s decision to purchase the Shares was made is located at the address of the Purchaser set forth on the signature page hereto. The Purchaser’s tax identification number is set forth on the signature page hereto.

(h)               No Disqualifying Events. Neither (i) the Purchaser nor (ii) any of the Purchaser’s directors, executive officers, or other officers that may serve as a director or officer of any company in which the Purchaser invests, general partners or managing members, is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii), or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing Date in writing in reasonable detail to the Company.

5.5           No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

5.6           Transfer Restrictions. The Purchaser acknowledges and agrees that the Shares are subject to restrictions on transfer as set forth in this Agreement. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

6.                  Restrictions On Transfer.

6.1           Limitations on Disposition. The Purchaser hereby agrees, with respect to the Shares being purchased by the Purchaser pursuant to this Agreement, any Additional Shares (as defined below) issued to the Purchaser and any shares of capital stock of the Company issued as a dividend or other distribution with respect thereto or in exchange therefor or in replacement thereof (collectively, the “Securities”), and any assignee of record of Securities hereby agrees, not to make any sale, assignment, transfer, pledge or other disposition of any Securities unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement. Notwithstanding anything to the contrary, prior to the date that the Resale Registration Statement is first filed with the SEC, the Purchaser may transfer or assign any number of Shares to any entity that owns directly or indirectly all capital stock of the Purchaser or any entity of which the Purchaser directly or indirectly owns (either beneficially or of record) at least 50% of the outstanding equity, voting or financial interests (an “Affiliate”), provided that (a) no less than five (5) days prior to such disposition, the Purchaser delivers to the Company a completed and executed

6

Questionnaire for each such Affiliate receiving Shares, and (b) Shares are transferred to no more than three (3) Affiliates. Further, the Purchaser agrees that it will provide any additional information or documentation regarding such disposition that is reasonably requested by Company.

6.2           Transfer Agent Matters. The Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in Section 6.

7.                  Adjustment Events.

7.1           Shortfall Event. In the event the aggregate Value (as defined below) of all of the Shares issued, measured as of the effective date of the Resale Registration Statement (the “Effective Date”), is less than five million five hundred thousand dollars (US$5,500,000), the Company shall reimburse the Purchaser for the difference in value (the “Shortfall Amount”) as follows:

(a)               for the first one million one hundred thousand dollars (US$1,100,000) of any Shortfall Amount, by delivering and issuing (if applicable) to the Purchaser, within five (5) trading days after the Effective Date, either, at the Company’s sole election, (I) that number of additional shares of Common Stock (the “Additional Shares”) equal to the amount obtained by dividing (A) the lesser of (i) the Shortfall Amount, and (ii) US$1,100,000 (the amount in clause (A) being referred to herein as the “First Shortfall Amount”); by (B) the Value of one share of Common Stock (rounded down to the nearest whole share) (subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions) (the amount in clause (B) being referred to herein as the “Per Share Value”) , (II) an amount in cash by wire transfer equal to the First Shortfall Amount, or (III) a combination of Additional Shares (with the number of Additional Shares issuable equal to the amount obtained by dividing the amount of the First Shortfall Amount that the Company elects to pay in Additional Shares by the Per Share Value) and an amount in cash by wire transfer equal to amount of the First Shortfall Amount that the Company elects to pay in cash; and

(b)               for the amount of the Shortfall Amount greater than one million one hundred thousand dollars (US$1,100,000), if any, by wiring any such amount to the Purchaser within five (5) trading days after the Effective Date.

7.2           Value. For purposes of this Agreement, “Value” means the volume weighted average closing price of the Common Stock, as reported on The Nasdaq Stock Market LLC, for the ten (10) consecutive trading days ending on the third (3rd) trading date prior to the Effective Date.

7.3           Nasdaq Limitation. Notwithstanding anything to the contrary contained in this Agreement, the number of shares of Common Stock issuable to the Purchaser pursuant to this Agreement shall not exceed 19.99% of the outstanding Common Stock, measured as of 11:59 p.m., ET on the date immediately preceding the date of this Agreement.

8.                  Conditions To Closing.

8.1           Conditions to the Purchaser’s Obligation at the Closing. The Purchaser’s obligation to purchase the Shares at the Closing is subject to the satisfaction, at or prior to the Closing Date, of the following conditions, unless otherwise waived by the Purchaser:

(a)               Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 4 that are qualified as to materiality shall be true and correct in all respects as of the Closing Date, and the representations and warranties

7

made by the Company in Section 4 that are not qualified as to materiality shall be true and correct in all material respects as of the Closing Date, in each case with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)               Legal Investment. On the Closing Date, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

(c)                Consents, Permits and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, except for such as may be properly obtained subsequent to the Closing. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

8.2           Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares at the Closing is subject to the satisfaction, at or prior to the Closing, of the following conditions, unless otherwise waived by the Company:

(a)               Representations and Warranties True. The representations and warranties in Section 5 made by the Purchaser shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b)               Performance of Obligations. The Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Purchaser on or before the Closing.

(c)                Consents, Permits and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, except for such as may be properly obtained subsequent to the Closing.

9.                  Miscellaneous.

9.1           Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New York for contracts entered into and to be performed in such state without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, for purposes of all legal proceedings arising out of or relating to the contemplated transactions and agrees that process shall be served upon such party in the manner set forth in Section 9.8, and that service in such manner shall constitute valid and sufficient service of process. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to the contemplated transactions.

9.2           Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder

8

solely as of the date of such certificate or instrument. The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, the Purchaser or any of the Purchaser’s representatives.

9.3           Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without the prior written consent of the other party. Each party shall have the right to assign this Agreement and/or any or all of its rights, interests or obligations hereunder (including by operation of law) to any affiliate of that party, to the surviving party of any merger, acquisition or reorganization to which this party is a party, or to the purchaser of any or all of this parties business or assets related to this Agreement. Except as otherwise expressly provided in this Agreement, all covenants and agreements set forth in this Agreement by or on behalf of the parties shall bind and inure to the benefit of the respective successors and permitted assigns of the parties, whether so expressed or not.

9.4           Entire Agreement. This Agreement (including any exhibits hereto), together with the License Agreement and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof. No party hereto shall be liable or bound to any other party in any manner with respect to the subject matter hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

9.5           Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any Section of hereof containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

9.6           Amendments and Waivers. This Agreement may be amended or modified, and the obligations of the Company and the Purchaser under this Agreement may be waived, discharged or terminated, only upon the written consent of the Company and the Purchaser. Any such waiver, discharge or termination effected in accordance with this Section 9.6 shall be binding upon the Purchaser and each transferee of the Shares, each future holder of all such securities and the Company.

9.7           Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Company’s Amended and Restated Certificate of Incorporation or the Company’s Amended and Restated Bylaws, or otherwise afforded to any party, shall be cumulative and not alternative.

9

9.8           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or: (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth below, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this section. The address for such notices and communications shall be as follows:

If to the Company:

Seelos Therapeutics, Inc.
300 Park Avenue, 12th Floor

New York, NY 10022
Telephone: (646) 293-2100
Email: raj.mehra@seelostx.com
Attention: Raj Mehra, Ph.D., President and Chief Executive Officer

With a copy (which shall not constitute notice) to:

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Telephone: (650) 320-1838

Email: jeffhartlin@paulhastings.com

Attention: Jeff Hartlin

If to the Purchaser:

iX Biopharma Europe Limited

Address: 32 Merrion Street Upper, Dublin 2, Dublin, D02KW80, Ireland

Tel: […***…]

Email: […***…]

Attention: […***…]

With a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

609 Main Street, Suite 4200

Houston, TX 77002

Telephone: (713) 632-1456

Email: andrew.strong@hoganlovells.com

Attn: Andrew Strong

9.9           Expenses. Each party hereto shall pay all fees, costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

10

9.10       Attorneys’ Fees. In the event that any suit or action at law or in equity (including arbitration) is instituted under or in relation to this Agreement, including, without limitation, to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all reasonable fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

9.11       Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. All references in this Agreement to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto.

9.12       Counterparts; “.pdf” Copies. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.13       Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

9.14       Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify and to hold harmless each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 9.14 being untrue.

9.15       Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the parties hereto may require.

9.16       Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

9.17       Information Confidential. The Purchaser acknowledges that the information received pursuant to this Agreement may be confidential and for the Purchaser’s use only, and the Purchaser shall not use such confidential information for purposes other than for purposes consistent with and in furtherance of this Agreement or reproduce, disclose or disseminate such information to any other person (other than the Purchaser’s affiliates, employees, agents, investors or limited partners that have a need to know the contents of such information, and the Purchaser’s attorneys and in connection with the ordinary course of the Purchaser’s business, including investment reporting to partners, members and other similar persons), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or the Purchaser is required to disclose such information to a governmental body.

[Remainder of Page Intentionally Left Blank]

11

In Witness Whereof, the parties hereto have executed this Common Stock Purchase Agreement as of the date first written above.

THE COMPANY:

Seelos Therapeutics, Inc.

By: _________________________
Name: Raj Mehra, Ph.D.
Title: CEO

In Witness Whereof, the parties hereto have executed this Common Stock Purchase Agreement as of the date first written above.

THE PURCHASER:

iX Biopharma Europe Limited.

By:________________________________
Name:
Title:

Address:

____________________________________

____________________________________

Tax ID Number: ______________________

Exhibit A

Questionnaire